UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Strategy Shares
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

36 North New York Avenue, Huntington, NY	11743
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-170750.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the Strategy Shares Newfound/ReSolve Robust Momentum ETF, a series of Strategy Shares (the "Trust") to be registered hereunder is set forth in the Registrant’s Registration Statement on Form N-1A (File Nos. 333-170750; 811-22497), which description is incorporated herein by reference.

The series of the Registrant to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
Strategy Shares Newfound/ReSolve Robust Momentum ETF	84-2868289

ITEM 2.

EXHIBITS.

1.	The Registrant's Certificate of Trust is incorporated herein by reference to exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-170750; 811-22497), as filed with the Securities and Exchange Commission on November 22, 2010.

2.	The Registrant's Certificate of Amendment to Certificate of Trust is incorporated herein by reference to exhibit (a)(3) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-170750; 811-22497), as filed with the Securities and Exchange Commission on June 8, 2016.

3.	The Registrant's Agreement and Declaration of Trust is incorporated herein by reference to exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-170750; 811-22497), as filed with the Securities and Exchange Commission on November 22, 2010.

4.	The Registrant's By-Laws are incorporated herein by reference to exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-170750; 811-22497), as filed with the Securities and Exchange Commission on November 22, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 29, 2019

STRATEGY SHARES

By: /s/ Jerry Szilagyi

Name: Jerry Szilagyi

Title: President